                                                                EXHIBIT 10.7

                           FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made this 10th day of August, 1994 by and between CALIFORNIA FIRST, LTD., a Florida a limited partnership ("Landlord") and ELECTRONIC PUBLISHING RESOURCES, INC., a Delaware corporation ("Tenant").

                                R E C I T A L S

          A. Tenant currently leases from Landlord that certain premises commonly known as 460 Oakmead Parkway, Sunnyvale, California (the "Current Premises") consisting of approximately nine thousand one hundred fifty-nine (9,159) square feet pursuant to that certain Lease dated April 28, 1994 (the "Lease"). The Current Premises is outlined in red on Exhibit A attached hereto.

          B. Tenant desires to expand the Current Premises by adding that certain space adjoining the Current Premises commonly known as 462 Oakmead Parkway, Sunnyvale, California, consisting of approximately six thousand two hundred fifty (6,250) square feet (the "Expansion Space"). The Expansion Space is outlined in blue on Exhibit A attached hereto.

          C.   The Lease provides for an expiration date of May 13, 1997.
Tenant desires to extend the term of the Lease to and including August 31, 1997.

          D. Landlord is willing to expand the Current Premises and extend the term of the Lease on the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the above premises and the mutual covenants and conditions contained herein, the parties hereto agree as follows:

     1.   Term.  The term of the Lease is hereby extended such that the
          ----
termination date ("Termination Date") shall be the date which is three (3) years after the Effective Date, as defined in paragraph 2 below. The period commencing on the Effective Date through the Termination Date is referred to herein as the "Modified Term". Whenever the term "Initial Term" is used in the Lease, it shall mean and refer to the original term of the Lease as extended through the Termination Date by this Amendment and shall include the Modified Term.

     2.   Effective Date.  As used herein, the "Effective Date" shall be the
          --------------
date upon which the earliest of the following occurs:

          (a) Substantial completion of all work to be done by Landlord to the Expansion Space (exclusive of communication systems and punchlist items) pursuant to the Work Letter Agreement attached hereto as Exhibit B (the "Work Letter Agreement");

          (b) Occupancy of the Expansion Space by any of Tenant's operating personnel; or

          (c) If Landlord is prevented from or delayed in completing its work under Exhibit B due to the acts or omissions of Tenant, its agents, employees or contractors, including but not 1imited to Tenant's failure to comply with the schedule set forth in Exhibit B, then upon the date by which such work would have been substantially completed but for such acts or omissions. The scheduled date for substantial completion of the Tenant Improvements is September 1, 1994.

     3.   Premises.  As of the Effective Date, as defined in paragraph 2
          --------
above, the Expansion Space shall be added to the Current Premises and the total area leased by Tenant shall be increased to approximately fifteen thousand four hundred nine (15,409) square feet. From and after the Effective Date, the "Premises" as used and referred to in the Lease shall include the combined Current Premises and the Expansion Space.

     4.   Basic Rent.  Commencing on the Effective Date and continuing through
          ----------
the Termination Date, the basic rent payable by Tenant shall be increased to Eleven Thousand One Hundred Seventy-One and 53/100 Dollars ($11,171.53).

     5.   Direct Expenses.  Commencing on the Effective Date, Tenant's
          ---------------
proportionate share of common area charges, as specified in paragraph 16 of the Lease, shall be increased from thirty-one and nineteen one hundredths percent (31.19%) to fifty-two and, forty-seven one hundredths percent (52.47%). Commencing on the Effective Date, Tenants payment of its estimated share of direct expenses shall be increased to One Thousand Eight Hundred Sixty-Four and 49/100 Dollars ($1,864.49) per month and such payments shall be reconciled and adjusted in accordance with paragraph 16 of the Lease. The limitations on Tenant's proportionate share of common area charges set forth in paragraph 16 of the Lease shall continue to apply on a per square foot basis per month as specified therein.

     6.   Parking.  Commencing on the Effective Date, the number of non-
          -------
exclusive parking spaces to which Tenant is entitled under the Lease shall be increased to sixty-one (61) parking spaces.

     7.   Reduced Rent.  As consideration for Tenant's performance of all
          ------------
obligations to be performed by Tenant under the Lease as modified by this Amendment, and notwithstanding the provisions of paragraph 4(a) of the Lease and paragraph 4 of this Amendment, Landlord hereby conditionally excuses Tenant from the payment of a portion of the basic rent allocable to the Expansion Space in the amount of Four Thousand Five Hundred Thirty-One and 25/100 Dollars ($4,531.25) per month for the first two lease months commencing on the Effective Date (total for the two month period equals $9,062.50); provided, that Tenant does not commit a default under the Lease or this Amendment at any time during the term thereof. Should Tenant at any time during the term be in default than the total sum of such basic rent so conditionally excused shall become immediately due and payable by Tenant to Landlord. If at the expiration of the term of the Lease Tenant has not committed a default under the Lease or this Amendment, Landlord shall waive any payment of basic rent so conditionally excused. Landlord and Tenant agree that no portion of the basic rent paid by Tenant during the portion of the term of the Lease occurring after the expiration of any period during which such basic rent was abated shall be allocated for income tax purposes, by Landlord or Tenant to such abatement, nor is such basic rent intended by the parties to be allocable, for income tax purposes to any abatement.

     8.   Repair and Maintenance.  Landlord represents that as of the
          ----------------------
Effective Date, the heating, ventilating and air conditioning system, plumbing and electrical systems for the Expansion Space shall be in good working order and repair and subject to Tenant's reasonable use and maintenance thereof, Landlord hereby warrants that the same will remain in good working order and repair for a period of one hundred twenty (120) days following the Effective Date.

     9.   Security Deposit.  Upon execution of this Amendment by Tenant,
          ----------------
Tenant shall deposit with Landlord the sum of Four Thousand and 00/100 Dollars ($4,000.00), to be held by Landlord as additional security deposit, thereby increasing the total amount of the security deposit held by Landlord to Ten Thousand Six Hundred Forty and 28/100 Dollars ($10,640.28).

     10.  Tenant Improvements.  Tenant Improvements ("Tenant Improvements"
          -------------------
shall be constructed in the Expansion Space in accordance with the terms and conditions specified in the Work Letter Agreement attached hereto as Exhibit B, and the terms of the Work Letter Agreement are incorporated herein by this reference.

     11.  Option to Extend Term.  The option to extend the term of the Lease,
          ---------------------
granted to Tenant pursuant to paragraph 55 of the Lease, shall apply to the entire Premises as modified by this Amendment.

     12.  Right of First Refusal on Expansion Space.  Tenant's right of first
          -----------------------------------------
refusal granted pursuant to paragraph 56 of the Lease is hereby deemed exercised and Tenant shall have no further rights thereunder with respect to the future leases of the Expansion Space.

     13.  Cancellation of First Right to Lease RFR Space.  The first right to
          ----------------------------------------------
lease granted to Tenant pursuant to paragraph 57 of the Lease is hereby cancelled and of no further force or effect.

     14.  Option to Terminate.  Paragraph 58 of the Lease regarding Tenant's
          -------------------
option to cancel and terminate the Lease is hereby modified by increasing the amount to be paid by Tenant concurrently with Tenant's notice from Eleven Thousand Four Hundred Twenty One and 00/100 Dollars ($11,421.00) to Fifteen Thousand and 00/100 Dollars ($15,000.00).

     15.  New Right of First Refusal on RFR Space.  Landlord hereby grants to
          ---------------------------------------
tenant a right of first refusal on all or any portion of that certain space located at 464 Oakmead Parkway, Sunnyvale, California consisting of approximately thirteen thousand nine hundred fifty-nine (13,959) square feet, as outlined in blue on Exhibit C attached hereto (the "RFR Space"), subject to the following terms and conditions:

          (a) This first right of refusal shall only be effective during the Modified Term of this lease to Tenant. Upon Landlord's receipt of any lease proposal/offer to lease all or any portion of the RFR Space from any third party ("Third Party Offer") which is acceptable to Landlord, Landlord, prior to entering into a lease with such third party, shall provide Tenant with written notice ("Landlord's Notice") of the terms and conditions of the Third Party Offer (the "Offer").

          (b) Tenant shall have five (5) business days from receipt of Landlord's Notice to deliver to Landlord its written unconditional and irrevocable acceptance of the Offer. If Tenant accepts the Offer, an amendment to this lease or a new lease covering the RFR Space (or applicable portion thereof) and incorporating said terms and conditions shall promptly be executed. If a new lease is executed with Tenant covering the RFR Space (or applicable portion thereof) such new lease shall provide that any default under this lease will also constitute a default under such new lease and Tenant agrees that any default by it under such new lease will also constitute a default under this lease. In the event Tenant rejects the Offer, or does not answer within the specified time, or fails for any reason (unless such failure is due to the fault or delay of Landlord) to execute such amendment or new lease within thirty (30) days of Tenant's acceptance of the Offer, Landlord shall thereafter be released from any further obligation with respect to the Offer and be free to negotiate with said third party making the Third Party Offer and to lease to such third party (without further obligation to Tenant) the RFR Space (or applicable portion thereof) upon any terms and conditions substantially similar to those contained in the Offer. If Landlord is unable to enter into a lease with such Third Party then this right of first refusal shall again apply to any other offers relative to the RFR Space.

          (c) This first right to lease shall be subordinate to any existing rights of refusal, rights of expansion, options to extend or renew, and other rights contained in leases (or amendments to leases) executed prior to the date of this lease. In addition, this first right to lease shall not apply and Tenant shall have no rights hereunder in the event any tenant (or its successors or assigns) that now or hereafter occupies all or any portion of the RFR Space desires to extend, renew or otherwise modify its lease or desires to expand its premises to include any portion of the RFR Space, and Landlord shall be free to extend, renew or modify such lease or amend such lease to add any portion of the RFR Space without notice to Tenant.

          (d) This first right to lease shall be void and of no force and effect and shall confer no rights on Tenant during any period in which Tenant is in default under this lease.

          (e) Notwithstanding anything in this paragraph to the contrary, Tenant's exercise of this first right to lease shall be subject to Landlord's review and approval of Tenant's financial condition (including, without limitation, Tenants net worth, current ratio and working capital reserves) at the time Tenant exercises this first right to lease and notwithstanding Tenant's rights hereunder Landlord shall have no obligation to lease the RFR Space to Tenant unless Tenant's financial condition at the time of acceptance of the Offer is equal to or better than as shown on the financial statements dated December 31, 1993, previously provided to Landlord by Tenant. Landlord agrees that all information regarding Tenant's financial condition provided pursuant to this subparagraph 14(e), shall be held by Landlord as strictly confidential, and shall not be disclosed by Landlord to any third party for any purpose whatsoever.

          (f) All rights granted to Tenant pursuant to this paragraph are personal to Tenant and may not be transferred or assigned. If Landlord transfers its ownership interest in the Premises or Project, this first right to lease shall be binding on the transferee of Landlord's interest.

     17.  Restatement of Other Lease Terms.  Except as specifically modified
          --------------------------------
herein, all terms, covenants and conditions of the Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

Landlord:                               Tenant:
--------                                ------

CALIFORNIA FIRST, LTD.,                 ELECTRONICS PUBLISHING
a Florida limited partnership           RESOURCES, INC.,
                                        a Delaware corporation

By: McCandless Partnership, a           By: ______________________
    California general partnership,             (Signature)
    a General Partner

                                        __________________________
                                              (Printed Name)

    By: _________________________
        Birk S. McCandless, as          __________________________
        Trustee under the Birk S.                 (Title)
        McCandless and Mary
        McCandless Inter Vivos          __________________________
        Trust Agreement dated                     (Date)
        February 17, 1982, a
        General Partner


        _________________________
                (Date)

                                   EXHIBIT A

Exhibit A is a map of the property located at 460 Oakmead Parkway, Sunnyvale, California, which graphically depicts the floorplan of the Registrant's leased space. The floorplan consists of sixty two rooms. Fourteen of the rooms are labeled as follows: "Open Office," "Stor.," "Lunch Room," "Comp. Room," "File Room," "Stor," "Phone Room," "Storage," "Conference Room," "Conference Room," "Copy Room," "Conference Room," "Lobby" and "Lunch Room."

                                EXPANSION SPACE
                             WORK LETTER AGREEMENT
                           EXISTING SPACE - TURNKEY

CONSTRUCTION                                                          EXHIBIT B
-------------------------------------------------------------------------------

     THIS WORK LETTER AGREEMENT (hereinafter "Exhibit B") is attached to and forms a part of that certain First Amendment to Lease ("Amendment') amending that certain lease ("Lease") by and between CALIFORNIA FIRST, LTD., a Florida limited partnership ("Landlord"), and ELECTRONIC PUBLISHING RESOURCES, a Delaware corporation ("Tenant"), pursuant to which Landlord leases to Tenant those certain premises located at 460 Oakmead Parkway, Sunnyvale, California and consisting of approximately nine thousand one hundred fifty-nine (9,159) square feet ("Premises"). The Amendment provides for, among other things, the expansion of the Premises by adding thereto approximately six thousand two hundred fifty (6,250) square feet ("Expansion Space"). All capitalized terms used herein shall have the meaning ascribed to them in the Amendment to which this Exhibit B is made a part thereof unless otherwise defined herein. The Expansion Space shall be improved in accordance with the following:

     1.   Existing Improvements:
          ---------------------

          Tenant accepts the Expansion Space in its existing condition and the improvements constructed therewith, and Tenant hereby approves the same as installed, subject only to such changes as may subsequently be agreed upon by Landlord and Tenant. Such improvements are hereafter called "Existing Improvements".

     2.   Tenant Improvements:
          -------------------

          As used herein, "Tenant Improvements" shall include those items and specifications shown on the Final Construction Drawings prepared in accordance with paragraph 3 below, including those specifications (as appropriate) set forth and described in Exhibit B-1, attached hereto, exclusive of Existing Improvements. Landlord shall construct Tenant Improvements in accordance with said Final Construction Drawings, Exhibit B-1 and the provisions of this Exhibit
B. Unless otherwise specifically agreed to by Landlord in writing, the installation, wiring, maintenance and removal of furniture partition systems, telephone and other communication systems, data cabling, alarm and/or security systems and any other systems not specifically set forth on the Final Construction Drawings, and all cost and expense associated therewith, shall be the side responsibility of Tenant. In connection with the construction and installation of the Tenant Improvements, Landlord or Landlord's general contractor shall have no obligation to move any of Tenant's property located in or about the Premises or Expansion Space including, but not limited to, furniture, inventory and trade fixtures, at the time of such construction and installation. If at the time of construction and installation of the Tenant Improvements Tenant has property located in or about the Premises or Expansion Space that inhibits or prevents in any way the construction and installation of the Tenant Improvements, Tenant shall immediately, upon receipt of notification therefore from Landlord or Landlord's general contractor, at Tenant's sole cost and expense, move such property to another location within the Premises or Expansion Space or, upon receipt of Landlord's prior approval, to another location within the Project designated by Landlord in Landlord's sole discretion; Tenant's failure to immediately move such property upon receipt of notification therefore from Landlord or Landlord's general contractor shall be deemed a Tenant caused delay subject to the provisions of paragraph 6 of this Exhibit B. If at the time of construction and installation of the Tenant Improvements Tenant has property located in or about the Premises or Expansion Space, Landlord and Landlord's general contractor shall incur no liability to Tenant or any other party in the event such property is damaged, destroyed or stolen during the construction and installation of the Tenant Improvements.

     3.   Tenant Improvement Design Schedule:
          ----------------------------------

          The plans and specifications for the Tenant Improvements and any other improvements shall be completed in accordance with the following:-

          (a) Tenant shall approve preliminary floor plan layouts ("Preliminary Floor Plans") prepared by Landlord by completed. The Preliminary Floor Plans shall show all walls, doors, and other Tenant Improvements as desired by Tenant in sufficient detail for Landlord's architect to prepare architectural construction drawings and related documents ("Architectural Construction Documents").

          (b) Between completed and completed, Landlord's architect and Tenant's representative shall meet as needed to review and complete the final details related to the Preliminary Floor Plans, so that on completed, 1994 the Architectural Construction Documents are subject only to minor changes.

          (c) No later than completed, Tenant shall have made the decisions required and provided to Landlord the information necessary for Landlord's architect to complete the Architectural Construction Documents in enough detail for Landlords general contractor to bid the work, select subcontractors and to proceed toward the design of electrical, mechanical and any other requirements not included on the Architectural Construction Documents. Upon Landlord's general contractor's selection of subcontractors, Landlord's general contractor and subcontractors shall prepare design specifications outlining in reasonable detail electrical, mechanical and any other requirements not included on the Architectural Construction Documents "Electrical and Mechanical Drawings").

          (d) Upon completion of the Architectural Construction Documents, Tenant shall approve the same subject to changes, deletions or additions as provided in paragraphs 4 and 5 of this Exhibit B.

          (e) Upon completion of the Electrical and Mechanical Drawings, Landlord or Landlord's general contractor shall submit the Architectural Construction Documents and Electrical and Mechanical Drawings (collectively the "City Ready Plans") to the City to obtain a building permit.

          (f) Tenant shall have decided upon carpet selection and all other color and material specifications by completed, 1994.

          (g) As used herein, "Final Construction Drawings" shall include the City Ready Plans, as approved by the City, and any subsequent additions, deletions or changes to the Tenant Improvements permitted or required pursuant to paragraphs 4 and 5 of this Exhibit B.

     4.   Changes by Tenant:
          -----------------

          Tenant may request changes, deletions or additions to the Tenant Improvements; provided, however, that the effectiveness of any such requested change, deletion or addition shall be subject to written approval by an authorized representative of Landlord and to obtaining any required governmental permits or other approvals. If any such change, deletion or addition increases the cost of construction and installation of the Tenant Improvements, Tenant shall immediately pay to Landlord the full amount of such increase in the cost of construction and installation of the Tenant Improvements. In no event shall work on any change, deletion or addition requested pursuant to this paragraph 4 commence prior to (i) Landlord and Tenant approving, in writing, such change, deletion or addition, and (ii) Landlords receipt from Tenant of payment of the full amount of the increase in the cost of construction and installation of the Tenant Improvements.

     5.   Changes By Authority:
          --------------------

          Tenant agrees that if any change, deletion or addition to any of the improvements proposed to be constructed or installed is required by any governmental authority in connection with obtaining any governmental permit or approval, or otherwise, then such change, deletion or addition shall promptly be made at Tenant's expense and Tenant shall, immediately upon receipt of Landlord's demand therefor, pay such expense to Landlord. Failure to obtain any required governmental approval or permit for the Tenant Improvements desired by Tenant shall in no way be cause for Tenant to terminate the Lease or any amendment to the Lease.

     6.   Delays Caused by Tenant:
          -----------------------

          If the Effective Date is delayed due in any respect to Tenant's failure to meet the schedule set forth in paragraph 3 of this Exhibit B, or due to construction delays related to any changes required by Tenant, or due to any other failures by Tenant to perform its obligations under this Exhibit B or otherwise under the Lease or the Amendment, then any such delays shall be deemed Tenant caused delays for purposes of determining the Effective Date pursuant to paragraph 2 of the Amendment.

     7.   Punch List:
          ------------

          Within ten (10) business days after the Effective Date, Tenant shall deliver to Landlord a list of items ("Punch List") that Tenant believes Landlord should complete or correct in order for the Expansion Space to be acceptable. Landlord shall commence to complete or correct the items as soon as possible, except those items that Landlord contends are not justified. If Tenant does not deliver the Punch List to Landlord within the ten (10) day period, Tenant shall be deemed to have accepted the Expansion Space and approved the construction. Nothing in this paragraph 7 shall delay the Effective Date or Tenant's obligation to pay rent or to make other payments due Landlord under the Lease or the Amendment.

     8.   Access to Premises:
          ------------------

          Tenant shall permit Landlord ant Landlord's contractor access to the Premises during normal business hours for construction of the Tenant Improvements. Tenant acknowledges that some disruption of its business operations may occur and that such disruption shall not be a basis for denying Landlord's contractor access to the Premises or otherwise interfering with construction of the Tenant Improvements. In the event Tenant elects to have construction of the Tenant Improvements, or any portion thereof, performed at times other than during normal business hours, Landlord shall provide Tenant with an estimate of overtime charges before commencement of such work. Tenant shall be responsible for all actual overtime charges and shall pay to Landlord as additional rent within ten (10) days of completion of construction of the Tenant Improvements all such actual overtime charges.

     9.   Attachments:
          -----------

          All references in the Amendment to Exhibit B shall be deemed to also include Exhibit B-1.